Exhibit 99.1

AMAZING ENERGY, INC.

CONSOLIDATED FINANCIAL
STATEMENTS FOR THE YEARS ENDED
JULY 31, 2014 AND 2013

INDEPENDENT AUDITOR'S REPORT
To the Board of Directors
Amazing Energy, Inc.
Amarillo, TX

Report on the Financial Statements
We have audited the accompanying consolidated balance sheets of Amazing Energy, Inc., and its subsidiaries (collectively, the "Company")  as of July 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years then ended.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amazing Energy, Inc. and its subsidiaries as of July 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Amazing Energy, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the company has suffered recurring net losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP
MaloneBailey, LLP
Houston, Texas
January 22, 2015

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www.malonebailey.com

NEXIA INTERNATIONAL

Registered Public Company Accounting Oversight Board • AICPA

An Independently Owned And Operated Member Of Nexia International

Amazing Energy, Inc.
 Consolidated Balance Sheets
July 31, 2014

ASSETS	July 31, 2014	July 31, 2013
CURRENT ASSETS:
Cash & Cash Equivalents	434,619	1,325,004
Oil & Gas Receivables, Related Party	234,598	73,903
Prepaid Expenses and Other Current Assets	-	27,743
Total Current Assets	669,217	1,426,650

PROPERTY, PLANT AND EQUIPMENT, NET	59,917	48,796

OIL & GAS PROPERTIES, FULL COST METHOD
Evaluated Properties, net of accumulated depletion of $566,882 and $66,527 respectively	6,185,430	5,647,725
Total Oil & Gas Properties, net	6,185,430	5,647,725
Other Assets	26,621	-

TOTAL ASSETS	6,941,185	7,123,171

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable	-	23,798
Accounts Payable, Related Party	145,176	103,605
Accrued Liabilities	6,805	5,602
Interest Payable, Related Party	112,259	-
Short Term Debt, Related Party	673,695	505,271
Total Current Liabilities	937,935	638,276

LONG TERM LIABILITIES:
Asset Retirement Obligation	278,612	252,870
Long Term Debt, Related Party	2,694,779	2,863,202
Total Long Term Liabilities	2,973,391	3,116,072

TOTAL LIABILITIES	3,911,326	3,754,348

STOCKHOLDERS' EQUITY:
Common stock - $0.00001 par value; 100,000,000 shares authorized	136	137
13,666,214 and 13,718,000 shares issued, outstanding as of July 31, 2014 and 2013 Series A convertible preferred stock - $0.01 par value; 2,000,000 shares authorized	10,000	10,000
1,000,000 shares issued and outstanding as of July 31, 2014 and 2013 Series B convertible preferred stock - $0.01 par value; 2,000,000 shares authorized	10,000	10,000
1,000,000 shares issued and outstanding as of July 31, 2014 and 2013 Series C convertible preferred stock - $0.01 par value; 2,000,000 shares authorized	10,000	10,000
1,000,000 shares issued and outstanding as of July 31, 2014 and 2013 Series D convertible preferred stock - $0.01 par value; 2,000,000 shares authorized	10,000	10,000
1,000,000 shares issued and outstanding as of July 31, 2014 and 2013 Series E convertible preferred stock - $0.01 par value; 2,000,000 shares authorized	9,870	9,770
987,027 and 977,027 shares issued and outstanding as of July 31, 2014 and 2013 Treasury Stock	(90,998)	(90,998)
57,713 Shares at Cost of $1.75 and $1.50 Per Share (Employee Buy-Back) Additional Paid-In Capital	6,477,404	6,392,809
Accumulated Deficit	(3,406,553)	(2,982,895)
Total Stockholders' Equity	3,029,859	3,368,823
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	6,941,185	7,123,171

See accompanying notes to the financial statements

Amazing Energy, Inc.
Consolidated Statements of Operations
For Period Beginning August 1, 2013 through July 31, 2014

	July 31, 2014	July 31, 2013

OIL & GAS SALES	1,414,276	561,235

OPERATING EXPENSES
Lease Operating Expenses	449,960	123,024
Selling, General, & Administrative Expenses	671,873	696,908
Depreciation Expense	10,828	-
Depletion Expense	500,355	66,527
Accretion Expense	12,605	6,842
Gain on Sale of Assets	-	(36,500)

TOTAL OPERATING EXPENSES	1,645,621	856,801

LOSS FROM OPERATIONS	(231,345)	(295,566)

OTHER EXPENSE
Interest Expense	(192,313)	(191,964)
TOTAL OTHER EXPENSE	(192,313)	(191,964)

NET LOSS	(423,658)	(487,530)

See accompanying notes to the financial statements

Amazing Energy, Inc.
Consolidated Statement of Stockholders' Equity Year Ended July 31, 2014

					Preferred		Preferred		Preferred		Preferred		Preferred
	Common		Treasury		Stock		Stock		Stock		Stock		Stock		Additional		Total
	Stock		Stock		Series A		Series B		Series C		Series D		Series E		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balances, July 31, 2012	13,655,500	$136	57,713	$(60,000)	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	317,581	$3,176	$5,122,720	$(2,495,365)	$2,610,667

Preferred E Shares issued for Cash	-	-	-	-	-	-	-	-	-	-	-	-	659,446	6,594	1,147,436	-	1,154,030

Treasury Shares Repurchased	-	-	-	(30,998)	-	-	-	-	-	-	-	-	-	-	-	-	(30,998)

Stock-based compensation	62,500	1	-	-	-	-	-	-	-	-	-	-	-	-	122,653	-	122,654

Net Loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(487,530)	(487,530)

Balances, July 31, 2013	13,718,000	$137	57,713	$(90,998)	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	977,027	$9,770	$6,392,809	$(2,982,895)	$3,368,823

Forfeiture of stock award	(51,786)	(1)	-	-	-	-	-	-	-	-	-	-	-	-	(9,294)	-	(9,295)

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	76,489	-	76,489

Preferred E Shares issued for cash	-	-	-	-	-	-	-	-	-	-	-	-	10,000	100	17,400	-	17,500

Net Loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(423,658)	(423,658)

Balances, July 31, 2014	13,666,214	$136	57,713	$(90,998)	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	987,027	$9,870	6,477,404	$(3,406,553)	$3,029,859

See accompanying notes to the financial statements

Amazing Energy, Inc.
Consolidated Statements of Cash
Flows Period Ending July 31, 2014

	July 31, 2014	July 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	(423,658)	(487,530)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Stock based compensation	67,195	122,654
Depreciation Expense	10,828	-
Depletion Expense	500,355	66,527
Accretion Expense	12,605	6,842
Changes in Operating Assets and Liabilities:
Accounts Receivable	(160,695)	(49,582)
Prepaid Expenses & Other Current Assets	27,743	4,884
Accounts Payable	(23,798)	(313,073)
Accounts Payable, Related Party	34,560	103,605
Accrued Expenses	113,462	(6,650)
Employee Receivables	-	16,245

Net cash provided by (used in) operating activities	158,597	(536,078)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchase of property and equipment	(21,949)	(3,054)
Cash paid for purchase of oil and gas properties	(1,048,697)	(1,604,388)
Cash received for sale of oil and gas properties	30,785	-
Cash paid for Security Deposits	(26,621)	-

Net cash used in investing activities	(1,066,482)	(1,607,442)

CASH FLOWS FROM FINANCING ACTIVITIES:s
Proceeds from the sale of Preferred Stock	17,500	1,154,030
Purchase of Treasury Shares	-	(30,998)

Net cash provided by financing activities	17,500	1,123,032

NET DECREASE IN CASH AND CASH EQUIVALENTS	(890,385)	(1,020,488)

CASH AND CASH EQUIVALENTS - BEGINNING	1,325,004	2,345,492
CASH AND CASH EQUIVALENTS - ENDING	434,619	1,325,004

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest Paid	80,185	191,964

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Adjustment to oil & gas properties for returned leaseholder payments	-	105,600

Asset Retirement Obligation Incurred	24,847	107,292

Revisions in Estimate of ARO	(11,710)	-

Oil & gas additions in AP	7,014	-

See accompanying notes to the financial statements

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business

Amazing Energy, Inc. (the "Company") was formed in 2010 as a Texas corporation and redomesticated to Nevada in 2011. The Company owns interests in oil and gas properties located in Texas and is engaged primarily in the acquisition, exploration and development of oil and gas properties and the production and sale of oil and natural gas.  Amazing Energy, LLC was formed in December 2008 as a Texas Limited Liability Company. In December of 2010, Amazing Energy, Inc. and Amazing Energy, LLC were combined as commonly controlled entities.

Note 2. Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.

At July 31, 2014, the Company had not yet achieved profitable operations, had accumulated losses of $3,406,552 since its inception and expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The Company's ability to continue as a going concern is dependent on its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management's plan to address the Company's ability to continue as a going concern includes:  (1) obtaining debt or equity funding from private placement or institutional sources; (2) obtain loans from financial institutions, where possible, or (3) participating in joint venture transactions with third parties. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3. Significant Accounting Policies

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below:

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ from these estimates.

Basis of presentation – The financial statements are presented on a consolidated basis and include all of the accounts of Amazing Energy, Inc. and its wholly owned subsidiary, Amazing Energy LLC. All significant intercompany balances and transactions have been eliminated.

Risks and uncertainties – The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating an emerging business, including the potential risk of business failure.

Concentration of risks – The Company's cash is placed with a highly rated financial institution, and the Company periodically reviews the credit worthiness of the financial institutions with which it does business. At times, the Company's cash balances are in excess of amounts guaranteed by the Federal Deposit Insurance Corporation.

Cash and Cash Equivalents – The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes - We account for income taxes using the asset and liability method. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of (i) temporary differences between financial statement carrying amounts of assets and liabilities and the basis of these assets and

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

liabilities for tax purposes and (ii) operating loss and tax credit carry-forwards for tax purposes. Deferred tax assets are reduced by a valuation allowance when management concludes that it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

Fair value of financial instruments – Financial instruments consist of cash, accounts receivable, accounts payable, accounts payable to related party, and notes payable to related party. The estimated fair values of cash, accounts receivable, accounts payable, accounts payable to related party, and related party payables approximate the carrying amount due to the relatively short maturity of these instruments.

Accounts receivable – Accounts receivable consist of uncollateralized oil and natural gas revenues due under normal trade terms, as well as amounts due from working interest owners of oil and gas properties for their share of expenses paid on their behalf by the Company. Management reviews receivables periodically and reduces the carrying amount by a valuation allowance that reflects management's best estimate of the amount that may not be collectible. As of July 31, 2014 and July 31, 2013, no valuation allowance was considered necessary.

Investment in oil and gas properties – The Company uses the full cost method of accounting for exploration and development activities as defined by the Securities and Exchange Commission ("SEC"). Under this method of accounting, the costs of unsuccessful, as well as successful, exploration and development activities are capitalized as properties and equipment. This includes any internal costs that are directly related to property acquisition, exploration and development activities but does not include any costs related to production, general corporate overhead or similar activities. Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves.

Oil and gas properties include costs that are excluded from costs being depleted or amortized. Oil and natural gas property costs excluded represent investments in unevaluated properties and include non-producing leasehold, geological, and geophysical costs associated with leasehold or drilling interests and exploration drilling costs. The Company allocates a portion of its acquisition costs to unevaluated properties based on relative value. Costs are transferred to the full cost pool as the properties are evaluated over the life of the reservoir.

Depreciation, depletion, and amortization – The depreciable base for oil and natural gas properties includes the sum of all capitalized costs net of accumulated depreciation, depletion, and amortization ("DD&A"), estimated future development costs and asset retirement costs not included in oil and natural gas properties, less costs excluded from amortization. The depreciable base of oil and natural gas properties is amortized on a unit-of-production method.

Ceiling test – Future production volumes from oil and gas properties are a significant factor in determining the full cost ceiling limitation of capitalized costs. Under the full cost method of accounting, the Company is required to periodically perform a "ceiling test" that determines a limit on the book value of oil and gas properties. If the net capitalized cost of proved oil and gas properties, net of related deferred income taxes, plus the cost of unproved oil and gas properties, exceeds the present value of estimated future net cash flows discounted at 10 percent, net of related tax affects, plus the cost of unproved oil and gas properties, the excess is charged to expense and reflected as additional accumulated DD&A. The ceiling test calculation uses a commodity price assumption, which is based on the unweighted arithmetic average of the price on the first day of each month for each month within the prior 12-month period and excludes future cash outflows related to estimated abandonment costs. The Company did not recognize impairment on its oil and gas properties during the years ended July 31, 2014 and 2013. Due to the volatility of commodity prices, should oil and natural gas prices decline in the future, it is possible that a write-down could occur. Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions. The independent engineering estimates include only those amounts considered to be proved reserves and do not include additional amounts which may result from new discoveries in the future, or from application of secondary and tertiary recovery processes where facilities are not in place or for which transportation and/or marketing contracts are not in place. Estimated reserves to be developed through secondary or tertiary recovery processes are classified as unevaluated properties.

The determination of oil and gas reserves is a subjective process, and the accuracy of any reserve estimate depends on the quality of available data and the application of engineering and geological interpretation and judgment. Estimates of economically recoverable reserves and future net cash flows depend on a number of variable factors and assumptions that are difficult to predict and may vary considerably from actual results. In particular, reserve estimates for wells with limited or no production history are less reliable than those based on actual production. Subsequent re- evaluation of reserves and cost estimates related to future development of proved oil and gas reserves could result in significant revisions to proved reserves.  Other issues, such as changes in regulatory requirements, technological

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

advances, and other factors, which are difficult to predict, could also affect estimates of proved reserves in the future.

Gains and losses on the sale of oil and gas properties are not generally reflected in income. Sales of less than 100% of the Company's interest in the oil and gas property are treated as a reduction of the capital cost of the field, with no gain or loss recognized, as long as doing so does not significantly affect the unit-of-production depletion rate. Costs of retired equipment, net of salvage value, are usually charged to accumulated depreciation.

Recoverability of Long-Lived Assets -The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment ("ASC 360-10"). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Events relating to recoverability may include significant unfavorable changes in business conditions or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets would be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

The company did not recognize any impairment of its oil and gas properties during the years ended July 31, 2014 and 2013.

Asset retirement obligations – Accounting principles require that the fair value of a liability for an asset's retirement obligation ("ARO") be recorded in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the corresponding cost be capitalized as part of the carrying amount of the related long-lived asset. The liability is accreted to its then-present value each subsequent period, and the capitalized cost is depleted over the useful life of the related asset. Abandonment cost incurred is recorded as a reduction to the ARO liability.

Inherent in the fair value calculation of an ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit-adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental, and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance.

Asset retirement obligation activity is disclosed in Note 11.

Share-based compensation – Compensation cost for equity awards is based on the fair value of the equity instrument on the date of grant and is recognized over the period during which an employee is required to provide service in exchange for the award. Compensation cost for liability awards is based on the fair value of the vested award at the end of each period.

Revenue recognition – The Company predominantly derives its revenue from the sale of produced crude oil and natural gas. Revenue is recorded in the month the product is delivered to the purchaser. At the end of each month, the Company estimates the amount of production delivered to purchasers and the price received. Variances between the Company's estimated revenue and actual payment are recorded in the month the payment is received; however, differences have been insignificant.

Environmental laws and regulations – The Company is subject to extensive federal, state, and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their future economic benefit. The Company believes that it is in compliance with existing laws and regulations.

Recent accounting pronouncements – No effect of recent accounting pronouncements.

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Note 4. Oil and Gas Properties

The Company is currently participating in oil and gas exploration activities in Texas. All of the Company's oil and gas properties are located in the United States. Oil and gas properties are stated at cost. During the year ended July 31, 2014, the company had increased production year over year, with gross production of approximately 15,135 BBL and 125,209 MCF during the year.

TEXAS

Pecos County, Texas - The Company has leaseholds within approximately 70,000 contiguous acres in Pecos County, Texas, which lies within the Permian Basin. The property is located in the Northeast region of the County. The Pecos leasehold is comprised of multiple leases, and the Company has working interest in these leases. The Company has drilled 17 wells throughout this property, 11 producing and 6 shut-in. The Company has working interest in this acreage and has capitalized $6,674,565 of cost in evaluated properties. (See Note 8)

Erath County, Texas - The Patillo lease is located in Erath County, Texas, which is in close proximity to Stephenville, Texas and Mineral Wells, Texas. The Patillo Lease is approximately 200 acres and the Company owns 10% of the working interest in this lease. The Company has capitalized $16,000 of cost in evaluated properties. This property was subsequently sold. (See Note 13)

Palo Pinto County, Texas - The Graford lease is located in Palo Pinto County, Texas, which is in close proximity to Graford, Texas. The Graford Lease is approximately 31 acres. The Company owns 10% of the working interest in this lease and has capitalized $11,000 of cost in evaluated properties. This property was subsequently sold. (See Note 13)

The Kayler Reese lease is located in Palo Pinto County, Texas, which is in close proximity to Mineral Wells, Texas. The Kayler Reese lease is approximately 105 acres and the Company owns 10% of the working interest in this lease. This property was subsequently sold. (See Note 13)

The Tolbert lease is located in Palo Pinto County, Texas, which is in close proximity to Mineral Wells, Texas. The Tolbert lease is approximately 320 acres with two existing producing wellbores. The Company owns 87.5% of the working interest this lease has capitalized $33,660 of cost in evaluated properties. This property was subsequently sold. (See Note 13)

The M.A. Green lease is located in Palo Pinto County, Texas, which is in close proximity to Graford, Texas. The M.A. Green lease is approximately 45 acres. The Company owns 10% of the working interest in this lease and has capitalized $34,500 of cost in evaluated properties. This property was subsequently sold. (See Note 13)

Parker County, Texas – The Grimes lease is located in Parker County, Texas which is in close proximity to Mineral Wells, Texas.  The Grimes lease is   approximately   20 acres.  The company owns 28% of the working interest in this lease.  This property was subsequently sold. (See Note 13)

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Note 5. Related Party Payables and Short-Term Debt

As of July 31, 2014, related party payables consisted of accrued oil and gas drilling expenses billed to Amazing Energy, Inc. by Jilpetco, Inc.  The related party payable totals $145,176 and accrued and unpaid interest on related party long-term debt of $112,259. The related party payables and Short-term Debt at July 31, 2013 were $103,605 and $173,704 respectively.  Long-term portions of related party debt are discussed further in Note 11.

Note 6. Commitments and Contingencies

The Company is subject to contingencies as a result of environmental laws and regulations.  Present and future environmental laws and regulations applicable to the Company's operations could require substantial capital expenditures or could adversely affect its operations in other ways that cannot be predicted at this time.  As of July 31, 2014 and 2013, no amounts had been recorded because no specific liability has been identified that is reasonably probable of requiring the Company to fund any future material amounts.

Lease Commitments - Our principal executive offices are in leased office space in Amarillo, Texas.  The leased office space consists of approximately 3,700 square feet and is leased through February 28, 2019.

Legal Proceedings - During the ordinary course of business, the Company may become involved in legal proceeding with third parties. These proceedings are subject to the uncertainties inherent in any litigation, and require judgment to determine the significance of the contingency or uncertainty. In the event of litigation, we plan to defend ourselves vigorously in all such matters. As of July 31, 2014, we were not involved in any litigation matters.

Note 7. Stockholders'  Equity

Preferred Stock Series A - Series A Preferred Stock has the following features:

(a)	ranks superior to the Common Stock and all future‐created series of Preferred Stock;
(b)	cumulative dividends accrue in the amount of eight percent of the stated value of $0.75 per share, payable annually in cash or stock, at the option of the Corporation;
(c)	convertible into Common Stock at a conversion price of $0.60 per share;
(d)	redeemable at the option of the Company at any time after twelve months at a price equal to 120% of the stated value;
(e)	liquidation preference in an amount per share equal to the greater of (i) the stated value plus all accrued and unpaid dividends on such share, if any, or (ii) the per share amount a holder of Series A Preferred Stock would have been entitled to receive if such holder had exercised its conversion rights;
(f)	no voting rights;
(g)	voluntary conversion by the holder, and mandatory conversion upon request of the Company, at a 125% premium, following a change of control; and
(h)	standard anti‐dilution adjustments for common stock dividends and splits, mergers and similar transactions.

As of July 31, 2014, there were 1,000,000 shares of Series A Preferred Stock issued and outstanding.

As of July 31, 2014, no dividends had been declared.  Below is a table of the cumulative Preferred Dividends.

Fiscal Period	Accrued Series A Preferred Dividends	Shares of Common Stock Issued from Conversion	Number of Accredited Investors
Year Ended July 31, 2011	$28,151	1,250,000	10
Year Ended July 31, 2012	$88,151	1,250,000	10
Year Ended July 31, 2013	$148,151	1,250,000	10
Year Ended July 31, 2014	$208,151	1,250,000	10

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Preferred Stock Series B - Series B Preferred Stock has the following features:

(a)	ranks superior to the Common Stock and all future‐created series of Preferred Stock;
(b)	cumulative dividends accrue in the amount of eight percent of the stated value of $1.00 per share, payable annually in cash or stock, at the option of the Corporation;
(c)	convertible into Common Stock at a conversion price of $0.83 per share;
(d)	redeemable at the option of the Company at any time after twelve months at a price equal to 120% of the stated value;
(e)	liquidation preference in an amount per share equal to the greater of (i) the stated value plus all accrued and unpaid dividends on such share, if any, or (ii) the per share amount a holder of Series A Preferred Stock would have been entitled to receive if such holder had exercised its conversion rights; (f) no voting rights;
(g)	voluntary conversion by the holder, and mandatory conversion upon request of the Company , at a 120% premium, following a change of control; and
(h)	standard anti‐dilution adjustments for common stock dividends and splits, mergers and similar transactions.

As of July 31, 2014, there were 1,000,000 shares of Series B Preferred Stock issued and outstanding.

As of July 31, 2014, no dividends had been declared.  Below is a table of the cumulative Preferred Dividends.

Fiscal Period	Accrued Series B Preferred Dividends	Shares of Common Stock Issued from Conversion	Number of Accredited Investors
Year Ended July 31, 2011	$18,848	1,182,000	37
Year Ended July 31, 2012	$97,648	1,182,000	37
Year Ended July 31, 2013	$176,448	1,182,000	37
Year Ended July 31, 2014	$255,248	1,182,000	37

Preferred Stock Series C - Series C Preferred Stock has the following features:

(a)	ranks superior to the Common Stock and all future‐created series of Preferred Stock;
(b)	cumulative dividends accrue in the amount of eight percent of the stated value of $1.25 per share, payable annually in cash or stock, at the option of the Corporation;
(c)	convertible into Common Stock at a conversion price of $1.09 per share;
(d)	redeemable at the option of the Company at any time after twelve months at a price equal to 120% of the stated value;
(e)	liquidation preference in an amount per share equal to the greater of (i) the stated value plus all accrued and unpaid dividends on such share, if any, or (ii) the per share amount a holder of Series A Preferred Stock would have been entitled to receive if such holder had exercised its conversion rights;
(f)	no voting rights;
(g)	voluntary conversion by the holder, and mandatory conversion upon request of the Company, at a 115% premium, following a change of control; and
(h)	standard anti‐dilution adjustments for common stock dividends and splits, mergers and similar transactions.

As of July 31, 2014, there were 1,000,000 shares of Series C Preferred Stock issued and outstanding.

As of July 31, 2014, no dividends had been declared.  Below is a table of the cumulative Preferred Dividends.

Fiscal Period	Accrued Series C Preferred Dividends	Shares of Common Stock Issued from Conversion	Number of Accredited Investors
Year Ended July 31, 2011	$8,333	1,150,000	11
Year Ended July 31, 2012	$108,333	1,150,000	11
Year Ended July 31, 2013	$208,333	1,150,000	11
Year Ended July 31, 2014	$308,333	1,150,000	11

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Preferred Stock Series D - Series D Preferred Stock has the following features:

(a)	ranks superior to the Common Stock and all future‐created series of Preferred Stock;
(b)	cumulative dividends accrue in the amount of eight percent of the stated value of $1.50 per share, payable annually in cash or stock, at the option of the Corporation;
(c)	convertible into Common Stock at a conversion price of $1.36 per share;
(d)	redeemable at the option of the Company at any time after twelve months at a price equal to 120% of the stated value;
(e)
liquidation preference in an amount per share equal to the greater of (i) the stated value plus all accrued and unpaid dividends on such share, if any, or (ii) the per share amount a holder of Series A Preferred Stock would have been entitled to receive if such holder had exercised its conversion rights;

(f)	no voting rights;
(g)	voluntary conversion by the holder, and mandatory conversion upon request of the Company, at a 110% premium, following a change of control; and
(h)	standard anti‐dilution adjustments for common stock dividends and splits, mergers and similar transactions.

As of July 31, 2014, there were 1,000,000 shares of Series D Preferred Stock issued and outstanding.

As of July 31, 2014, no dividends had been declared.  Below is a table of the cumulative Preferred Dividends.

Fiscal Period	Accrued Series D Preferred Dividends	Shares of Common Stock Issued from Conversion	Number of Accredited Investors
Year Ended July 31, 2011	$-	-	0
Year Ended July 31, 2012	$75,579	1,100,000	43
Year Ended July 31, 2013	$195,579	1,100,000	43
Year Ended July 31, 2014	$315,579	1,100,000	43

Preferred Stock Series E - Series E Preferred Stock has the following features:

(a)	ranks superior to the Common Stock and all future‐created series of Preferred Stock;
(b)	cumulative dividends accrue in the amount of eight percent of the stated value of $1.75 per share, payable annually in cash or stock, at the option of the Corporation;
(c)	convertible into Common Stock at a conversion price of $1.67 per share;
(d)	redeemable at the option of the Company at any time after twelve months at a price equal to 120% of the stated value;
(e)
liquidation preference in an amount per share equal to the greater of (i) the stated value plus all accrued and unpaid dividends on such share, if any, or (ii) the per share amount a holder of Series A Preferred Stock would have been entitled to receive if such holder had exercised its conversion rights;

(f)	no voting rights;
(g)	voluntary conversion by the holder, and mandatory conversion upon request of the Company, at a 105% premium, following a change of control; and
(h)	standard anti‐dilution adjustments for common stock dividends and splits, mergers and similar transactions.

During the year ended July 31, 2013, the Company sold 659,446 shares of Series E Preferred Stock for $1,154,031. During the year ended July 31, 2014, the Company sold 10,000 shares of Series E Preferred Stock for $17,500.

As of July 31, 2014, there were 987,027 shares of Series E Preferred Stock issued and outstanding.

As of July 31, 2014, no dividends had been declared.  Below is a table of the cumulative Preferred Dividends.

Fiscal Period	Accrued Series E Preferred Dividends	Shares of Common Stock Issued from Conversion	Number of Accredited Investors
Year Ended July 31, 2011	$-	-	0
Year Ended July 31, 2012	$812	333,460	5
Year Ended July 31, 2013	$115,810	1,025,878	23
Year Ended July 31, 2014	$253,461	1,036,878	24

The company has evaluated all preferred stock issuances for derivatives and Beneficial Conversion Features at issuance date and determined that these features do not apply.

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Common Stock

During the year ended July 31, 2014, the Company did not issue any shares under its stock-based compensation plan. During the year ended July 31, 2014, the Company recognized a total of $67,195 in net stock-based compensation related to prior year awards; which includes ($9,294) for forfeitures of stock awards.

During the year ended July 31, 2013, the Company issued a total of 62,500 shares as part of a stock-based compensation award to various employees and directors.  The Company recognized related stock-based compensation expense of $57,580. During the year ended July 31, 2013, the Company recognized a total of $65,074 in stock-based compensation related to prior year awards. Total stock-based compensation for the fiscal year was $122,653.

As of July 31, 2014 and July 31, 2013, there were 13,666,214 and 13,718,000 shares of Common Stock issued and outstanding.

As there is no public market for common shares of Amazing Energy, Inc., the Company derived the fair value of its common shares from the per share price paid for its convertible preferred stock.

Note 8. Capitalized Costs

The aggregate amount of capitalized costs related to oil and gas producing activities and the aggregate amount of the related accumulated depreciation, depletion and amortization ("DD&A"), including any accumulated valuation allowances, are reflected in the table below for the years ended July 31, 2014 and 2013.

	2014	2013

Total capitalized costs	6,752,312	5,714,252

Less accumulated depreciation, depletion and
amortization	(566,882)	(66,527)
Net capitalized costs	$6,185,430	$5,647,725

Note 9. Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.  The Company has placed a 100% valuation allowance against the net deferred tax asset because future realization of these assets is not assured.

Authoritative guidance for uncertainty in income taxes requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an examination.   Management has reviewed the Company's tax positions and determined there were no uncertain tax positions requiring recognition in the consolidated financial statements.  The Company's tax returns remain subject to Federal and State tax examinations for all tax years since inception as none of the statutes have expired. Generally, the applicable statutes of limitation are three to four years from their respective filings.

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Estimated interest and penalties related to potential underpayment on any unrecognized tax benefits are classified as a component of tax expense in the statement of operation.  The Company has not recorded any interest or penalties associated with unrecognized tax benefits for any periods covered by these financial statements.

The following is a reconciliation between the federal income tax benefit computed at the statutory federal income tax rate of 35% and actual income tax provision for the years ended July 31, 2014 and 2013:

	Year ended	Year ended
	July 31, 2014	July 31, 2013

Federal Income Tax Benefit at:

Statutory Rate	(784,228)	(640,184)
Permanent Differences	14,867	9,984
Valuation Allowance	769,361	630,200
Provision for Income Taxes	-	-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at July 31, 2014 and July 31, 2013 are as follows:

	July 31, 2014	July 31, 2013

Deferred Tax Assets:
Net Operating Loss	$2,091,317	$1,721,777
Carryforward

Accruals	-	-
Reserves	-	-
Deferred Tax Liabilities:
Intangible drilling and other costs for oil and gas properties	(1,321,956)	(1,091,577)
Net deferred tax assets and liabilities	769,361	630,200

Less valuation allowance	(769,361)	(630,200)

Total deferred tax assets and liabilities	$-	$-

The federal net operating loss carry forward will begin to expire in 2031.  Realization of the deferred tax asset is dependent, in part, on generating sufficient taxable income prior to expiration of the loss carry forwards.  The Company has placed a 100% valuation allowance against the net deferred tax asset because future realization of these assets is not assured.

Note 10. Related Party Long-Term Debt

On January 3, 2011, the Company formalized the loan agreements with the former owners of Amazing Energy, LLC (and current shareholders of Amazing Energy, Inc.) for the total of $3,040,000. These notes mature on December 31,
2021 and bear interest at the rate of 6% per annum.

On December 31, 2010, Amazing Energy, LLC entered into a line of credit agreement with the majority shareholder of Amazing Energy, Inc.  During the year ended July 31, 2011, the Company borrowed a total of $434,073 on the line of credit for company expenditures. Funds advanced on the line of credit mature on December 31, 2031 and bear interest at the rate of 3% per annum.

The operator of Amazing Energy, Inc.'s oil and gas properties is Jilpetco, Inc., a company controlled by one of the partners of the majority shareholder of Amazing Energy, Inc. During 2014, 100% of the Company's oil and gas sales came from Jilpetco, Inc., including the outstanding receivable of $234,598. During 2013, 100% of the Company's oil

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

and gas sales came from Jilpetco, Inc., including the outstanding receivable of $73,903.

In addition, the Company purchased various oil and gas working interests from another commonly controlled entity during 2011.  During  the  year  ended  July  31,  2014,  the  company  paid  a  total  of $1,446,361 to these common controlled entities for drilling costs and lease operating expenses.    For the year ended July 31, 2013, the Company paid a total of $1,307,145 to these common controlled entities for the purchase of oil and gas working interests and drilling costs.

As of July 31, 2014, total debt due to related parties was $3,368,474, of which $2,694,779 was long-term and $673,695 was short-term.

Note 11. Asset Retirement Obligations

The Company accounts for its future asset retirement obligations by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long‐lived asset. The Company depletes the amount added to proved oil and gas property costs and gathering assets using the units‐of‐production method. The Company's asset retirement obligation consists of costs related to the plugging of wells, removal of facilities and equipment and site restoration on its oil and gas properties and gathering assets. The asset retirement liability is allocated to operating expense using a systematic and rational method. The information below reconciles the value of the asset retirement obligation for the periods presented.

	July 31, 2013	July 31, 2014

Asset retirement obligation – beginning of period	$252,870	$138,736
Asset retirement obligation incurred	24,847	107,292
Asset retirement obligation sold	-	-
Accretion	12,605	6,842
Revisions in estimated cash flows	(11,710)	-
Cost incurred	-	-
Asset retirement obligation – end of period	$278,612	$252,870

Note 12. Supplemental Oil and Gas Disclosures (Unaudited)

Costs Incurred

Costs incurred in oil and gas property acquisition, exploration and development activities, whether expensed or capitalized, are reflected in the table below for the years ended July 31, 2014 and 2013.

Year ended July 31, 2014	United States

Acquisition costs of properties:
Proved .........................................................................................................................................	$—
Unproved ....................................................................................................................................
Exploration costs ....................................................................................................................................	—
Development costs..................................................................................................................................	1,055,711

Total................................................................................................................................	$1,055,711

Year ended July 31, 2013
Acquisition costs of properties:
Proved .........................................................................................................................................	$443,403

Unproved ....................................................................................................................................	—

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

United States

Exploration costs ....................................................................................................................................	—
Development costs..................................................................................................................................	937,564
Total................................................................................................................................	$1,380,967

Capitalized Costs

The aggregate amount of capitalized costs related to oil and gas producing activities and the aggregate amount of the related accumulated depreciation, depletion and amortization ("DD&A"), including any accumulated valuation allowances, are reflected in the table below for the years ended July 31, 2014 and 2013.

As of July 31, 2014	United States

Proved properties .............................................................................................................................	$6,752,312
Unproved properties ........................................................................................................................	—
Total oil and gas properties .................................................................................................	6,752,312
Accumulated DD&A .......................................................................................................................	(566,882)
Net oil and gas properties ....................................................................................................	$6,185,430

As of July 31, 2013

Proved properties .............................................................................................................................	$5,714,252
Unproved properties ........................................................................................................................	—
Total oil and gas properties .................................................................................................	5,714,252
Accumulated DD&A .......................................................................................................................	(66,527)
Net oil and gas properties ....................................................................................................	$5,647,725

Proved Oil and Gas reserves

Proved oil and gas reserves were estimated by independent petroleum engineers. The reserves were based on the following assumptions:

•	Future revenues were based on an unweighted 12-month average of the first-day-of-the-month price held constant throughout the life of the properties.

•	Production and development costs were computed using year-end costs assuming no change in present economic conditions.

•	Future net cash flows were discounted at an annual rate of 10%.

Reserve estimates are inherently imprecise and these estimates are expected to change as future information becomes available.

Basis of Presentation

2014 and 2013 proved oil and gas reserve quantities are based on estimates prepared by Mire & Associates, Inc., Petroleum Engineering Consultants and Thomas L. McCray independent petroleum engineers, respectively. There are numerous uncertainties in estimating quantities of proved reserves and projecting future rates of production and the timing of development expenditures. These uncertainties are greater for properties which are undeveloped or have a limited production history, such as our properties. The following reserve data represents estimates only and actual reserves may vary substantially from these estimates. All of our proved reserves were in United States as of July 31, 2014 and 2013. Our net quantities of proved developed and undeveloped reserves of crude oil and gas and changes therein are reflected in the table below.

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

As of July 31, 2014, we had 17 wells drilled with 11 producing and 6 wells shut-in awaiting either workovers or completions.

The proved reserves as of July 31, 2014 represent the reserves that were estimated to be recovered from 17 current wells and 4 wells planned but not yet drilled. All direct offset well locations in this report are proved undeveloped and are based on 10-acre drainage patterns unless current developed completions are estimated to drain an area larger than their volumetric assignment. In this case, the reserves of certain offset locations have been reduced. All locations have a scheduled Queens and/or Grayburg reservoir completion and each of these reservoir completions includes the cost of drilling a single wellbore. All reserves included in this report were estimated using either historical performance or volumetric methods.

Estimated Quantities of Net Proved Oil and Natural Gas Reserves

For the Year Ended July 31,	2014		2013
	Oil (1)	Natural Gas (1)	Oil (1)	Natural Gas (1)
Net proved developed and undeveloped reserves:
Beginning of year.......................................................................	597,898	1,992,686	274,806	3,455,532
Revisions of previous estimates ........................................	(351,117)	(1,112,901)	189,994	(1,898,551)
Extensions, discoveries and other additions......................	39,435	283,223	138,498	463,091
Production ..........................................................................	(11,466)	(107,458)	(5,400)	(27,386)

End of year................................................................................	274,750	1,055,550	597,898	1,992,686

Net proved developed reserves:
Beginning of year......................................................................	419,214	1,677,460	159,339	2,210,372

End of year...............................................................................	201,150	753,670	419,214	1,677,460

1 Oil reserves are stated in barrels; gas reserves are stated in thousand cubic feet.

The downward revision of previous gas reserves estimates was primarily due reassessment of reservoir mapping based on additional log analysis from drilling.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following information was developed utilizing procedures prescribed by Accounting Standards Codification 932-235 (ASC 932-235), "Disclosures about Oil and Gas Producing Activities." The information is based on estimates prepared by independent petroleum engineers. The "standardized measure of discounted future net cash flows" should not be viewed as representative of the current value of our proved oil and gas reserves. It and the other information contained in the following tables may be useful for certain comparative purposes, but should not be solely relied upon in evaluating us or our performance.

In reviewing the information that follows, we believe that the following factors should be taken into account:

•	future costs and sales prices will probably differ from those required to be used in these calculations;

•	actual production rates for future periods may vary significantly from the rates assumed in the calculations;

•	a 10% discount rate may not be reasonable relative to risk inherent in realizing future net oil and gas revenues;

•	and future net revenues may be subject to different rates of income taxation.

Under the standardized measure, future cash inflows were estimated by applying year-end oil and gas prices applicable to our reserves to the estimated future production of year-end proved reserves. Future cash inflows do not reflect the impact of open hedge positions. Future cash inflows were reduced by estimated future development, abandonment and production costs based on year-end costs in order to arrive at net cash flows before tax. Future

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

income tax expense has been computed by applying year-end statutory tax rates to aggregate future pre-tax net cash flows reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate and year- end prices and costs are required by ASC 932-235.

In general, management does not rely on the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proved reserves and varying price and cost assumptions considered more representative of a range of possible outcomes.

Basis of Presentation

The standardized measure data includes estimates of oil and gas reserve volumes and forecasts of future production rates over the reserve lives. Estimates of future production expenditures, including taxes and future development costs, are based on management's best estimate of such costs assuming a continuation of current economic and operating conditions. No provision is included for depletion, depreciation and amortization of property acquisition costs or indirect costs. Income tax expense has been computed using expected future tax rates and giving effect to tax deductions and credits available, under current laws, and which relate to oil and gas producing activities. The sales prices used in the calculation are the year-end prices of crude oil and natural gas, which as of July 31, 2014 and 2013 were $96.52 and $90.00 per barrel and $4.199 and $4.00 per million cubic foot of gas, respectively. Changes in prices and cost levels, as well as the timing of future development costs, may cause actual results to vary significantly from the data presented. This information is not intended to represent a forecast or fair market value of the Company's oil and gas assets, but does present a standardized disclosure of discounted future net cash flows that would result under the assumptions used.

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for 2014 and 2013 were as follows:

Standardized Measure of Discounted Future Net Cash Flows

July 31, 2014:

Future cash inflows ..............................................................................................................	$27,530,730
Future production costs ........................................................................................................	(8,252,720)
Future development costs......................................................................................................	(1,908,400)
Future income tax expense....................................................................................................	(6,079,363)
10% discount for estimated timing of cash flows.................................................................	(3,529,403)
Standardized measure of discounted future net cash flows..................................................	$7,760,844

July 31, 2013:

Future cash inflows	$61,781,556
Future production costs	(12,281,127)
Future development costs	(2,799,400)
Future income tax expense	(16,345,361)
10% discount for estimated timing of cash flows	(19,887,367)
Standardized measure of discounted future net cash flows	$10,468,301

The following table presents a reconciliation of changes in the standardized measure of discounted future net cash flows:

Changes in the Standardized Measure of Discounted Future Net Cash Flows

	Year Ended July 31,
	2014	2013
Standardized Measure, beginning of year	$10,468,301	$9,438,367
Sales of oil produced, net of production costs	(964,317)	(438,211)
Net changes in prices, development and production costs	(3,492,083)	9,653,916
Extensions, discoveries and improved recovery, less related costs	2,605,202	4,117,711
Development costs incurred and changes during the period	1,055,711	(1,539,553)
Revisions of previous quantity estimates	(8,232,979)	(3,971,029)
Accretion of discount	4,059,268	(420,242)
Net changes in production rates and other	428,376	(5,546,861)
Net change in income taxes	1,833,365	(825,797)

Standardized Measure, end of year	$7,760,844	$10,468,301

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Note 13. Subsequent Events

Management reviewed all events that occurred subsequent to July 31, 2014 and through January 22, 2015, and there were no significant items to disclose other than the following:

On August 1, 2014, the Company sold all of its non-core oil and gas assets for a total purchase price of $66,777. These include all leases and wells not located in Pecos County, Texas.

On October 2, 2014, the Company sold 2,500,000 shares of common stock at $0.60 per share in a private placement. The net proceeds of the sale of stock was $1,500,000.

On October 3, 2014, the Company granted and aggregate of 125,000 shares of common stock to its officers and directors. Three directors each received 25,000 shares of commons stock and one officer received 50,000 shares.

On October 8, 2014, the Company declared and paid dividends on its preferred stock totaling $1,432,017.

On October 8, 2014, the Company converted 4,972,027 of its outstanding preferred stock into 5,718,378 shares of its common stock and repurchased 15,000 shares of preferred stock from two holders. After this, there were no shares of preferred stock outstanding.

On October 9, 2014, the Company entered into a change in control agreement with Gold Crest Mines, Inc., a US publicly traded company registered with the Securities and Exchange Commission. Under the terms of the agreement, certain controlling shareholders of Amazing Energy, Inc. exchanged 12,829,000 shares of its common stock to Gold Crest Mines, Inc. for 384,848,504 shares of common stock and 79,755 shares of Series "A" convertible preferred stock of Gold Crest Mines. Each Series "A" convertible preferred share is convertible into 10,000 shares of Gold Crest Mines, Inc. common stock. The completion of the transaction is subject to the amendment of the articles of incorporation of Gold Crest Mines, Inc. to increase the authorized common stock of the Company, the reverse split of the outstanding shares of common stock, and the conversion of the Series "A" convertible stock into shares of common stock.  Based upon the foregoing, it is the position of Gold Crest Mines Inc. that the transaction is not complete and the obligation to furnish the financial statements provided for in Item 9.01(a)(4) of Form 8-K has not begun to run until such time as the increase in the authorized shares of common stock has occurred, the shares of common stock are reverse split, and the conversion of the Series A convertible stock has occurred.  Gold Crest Mines Inc. has filed a preliminary Schedule 14C and amended preliminary Schedule 14C, but the SEC has not approved of the disclosure therein.  Gold Crest Mines, Inc. is endeavoring to satisfy the SEC comments and as part of its response to the SEC comments must file with an amended Schedule 14C, certain audited financial statements, unaudited financial statements, and pro forma financial statements required by Item 9.01(a)(1) of Form 8-K.

On October 20, 2014, Gold Crest Mines, Inc. changed its name to Amazing Energy Oil and Gas, Co.

On December 2, 2014, the Company sold 28,000 shares of common stock at $0.83 per share for net proceeds of $23,325.